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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                  March 30, 2000


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

                In connection with the qualification of an indenture between CMC Securities Corporation III and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  BANK ONE, NATIONAL ASSOCIATION

                                    By      /s/ John R. Prendiville
                                            John R. Prendiville
                                            Vice President